Exhibit 99.1

LIFESTREAM APPOINTS ED SIEMENS TO ITS BOARD

A twenty-year veteran of retail markets joins Board of Directors

Post Falls, Idaho — April 5, 2005. Lifestream Technologies, Inc. (OTCBB:LFTC), a leading supplier of cholesterol monitors, today announced the appointment of Edward R. Siemens to its Board of Directors. Before joining Lifestream, Siemens was President of Omron Healthcare, Inc., the leading marketer of home-use digital blood pressure monitors. His career has focused on the creation and implementation of sales and marketing programs, as well as oversight of operations.

“Ed brings additional expertise in marketing, sales and good business practices to Lifestream’s Board,” said Christopher Maus, Lifestream’s Chairman. “We value his wealth of experience within our market segment and his corporate management skills, as well as his passion for sound business judgment."

“Lifestream continues to prove the strength of its business model, and I hope to add value to the venture as it grows in scale and market penetration,” said Siemens. “Clearly, the dynamics supporting cholesterol monitoring are strong and continue to be demonstrated through our marketing efforts on television shopping networks. I look forward to working with the board to help guide the Company as it expands.”

Effective March 31, 2005, Siemens stepped down as Chief Operating Officer of Lifestream, a position he held since June 2002. Mr. Siemens will serve as a director until the next annual meeting of stockholders, at which time a director will be elected to fill the balance of the unexpired term of William R. Gridley, who resigned as a director on April 1, 2005.

About Lifestream Technologies

The Company developed and currently markets a line of cholesterol monitors to consumers and healthcare professionals that provide test results in three minutes.

Lifestream’s product line aids the health conscious consumer in monitoring their risk of heart disease. By regularly testing cholesterol at home, individuals can monitor the benefits of their diet, exercise and/or drug therapy programs. Monitoring these benefits can support the physician and the individual’s efforts to improve compliance. Lifestream’s products also integrate a smart card reader further supporting compliance by storing test results on an individual’s personal health card for future retrieval, trend analysis and assessment.

Lifestream’s monitors are affordable, hand-held devices that provide users with accurate results in less than three minutes. The product line has been designed to accommodate the Personal Health Card® allowing multiple users the ability to store their personal results. Lifestream's products are now available in pharmacy and retail outlets nationwide. To find retailers that carry Lifestream’s products, go to “Store Locator” on www.knowitforlife.com or contact Customer Care at 888-954-LIFE. For Company information, visit www.lifestreamtech.com.

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This news release includes certain forward-looking statements within the meaning of the safe harbor protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding our current business plans, strategies and objectives that involve risks and uncertainties, and in particular statements referring to our expectations for increased market penetration and improved gross margins from our recently introduced second generation consumer monitors and statements regarding our expectations that we can obtain necessary additional financing and investment. These forward-looking statements involve risks and uncertainties that could cause actual results to differ from anticipated results. The forward-looking statements are based on our current expectations and what we believe are reasonable assumptions given our knowledge of the relevant markets; however, our actual performance, results and achievements could differ materially from those expressed in, or implied by, these forward-looking statements. Factors, within and beyond our control, that could cause or contribute to such differences include, among others, the following: the success of our capital-raising and cost-cutting efforts, developing and marketing relatively new medical diagnostic devices, including technological advancements and innovations; consumer receptivity and preferences; availability, affordability and coverage terms of private and public medical insurance; political and regulatory environments and general economic and business conditions; the effects of our competition; the success of our operating, marketing and growth initiatives; development and operating costs; the amount and effectiveness of our advertising and promotional efforts; brand awareness; the existence of adverse publicity; changes in business strategies or development plans; quality and experience of our management; availability, terms and deployment of capital; labor and employee benefit costs; as well as those factors discussed in our most recent Registration Statement on Form SB-2 filed March 7, 2005, and in “Item 1 – Business,” “Item 6 – Management’s Discussion and Analysis or Plan of Operation,” particularly the discussion under “Risk Factors - Substantial Doubt regarding our Ability to Continue as a Going Concern” and elsewhere in our most recent Annual Report on Form 10-KSB for our fiscal year ended June 30, 2004, both filed with the United States Securities and Exchange Commission. Readers are urged to carefully review and consider the various disclosures made by us in this report, in the aforementioned Form SB-2 and Form 10-KSB, and those detailed from time to time in our other reports and filings with the United States Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that are likely to affect our business.